UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2023

LHC GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33989	71-0918189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Hugh Wallis Road South, Lafayette, LA 70508
(Address of Principal Executive Offices) (Zip Code)

(337) 233-1307
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LHCG	NASDAQ Global Select Market

INTRODUCTORY NOTE

This Current Report on Form 8-K is being filed in connection with the closing on February 22, 2023 (the “Effective Time”) of the merger (the “Merger”) of LHC Group, Inc., a Delaware corporation (the “Company” or “LHC Group”), and Lightning Merger Sub Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of UnitedHealth Group Incorporated (“Parent”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of March 28, 2022 (the “Merger Agreement”), between the Company, Merger Sub and Parent. In accordance with the terms of the Merger Agreement, at the Effective Time, Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

Following the Merger, LHC Group will become part of Optum, a diversified health services company working with more than 100 health plans. The combined organization will advance high-quality, value-based care in the comfort of a patient’s home, improving health outcomes and patient experiences.

LHC Group’s history of high-quality home and community-based care, matched with Optum’s extensive value-based care experience and resources, will accelerate Optum’s ability to deliver compassionate, high-touch, integrated care. As demand for care in the home increases, this combination will help elevate the health care experience for the people Optum and LHC Group serve, prioritizing quality and seamless coordination that reduces fragmentation and complexity.

Item 1.02	Termination of a Material Definitive Agreement

Senior Credit Facilities

In connection with the consummation of the Merger, on February 22, 2023, the Company terminated the Amended and Restated Credit Agreement, dated as of August 3, 2021, by and among the Company, the lenders party thereto from time to time, and J.P. Morgan Chase Bank, N.A., as administrative agent (as amended, the “Credit Agreement”) governing its senior secured term loan facility and its revolving credit facility (such facilities, collectively, the “Senior Credit Facilities”). The Company paid an aggregate amount of approximately $796 million in satisfaction of all of its outstanding obligations under the Senior Credit Facilities in accordance with the terms of the Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, each share of Common Stock issued and outstanding as of immediately prior to the Effective Time (other than any (i) unvested Restricted Shares (as defined below) and (ii) shares owned by (A) the Company as treasury stock or by Parent, Merger Sub or any other wholly owned subsidiary of Parent (and, in each case, not held on behalf of third parties) or (B) stockholders who have duly demanded and not effectively withdrawn or otherwise waived or lost a demand for appraisal rights with respect to their shares) was automatically converted into the right to receive an amount in cash, without interest and subject to any applicable withholding taxes, equal to $170.00 (the “Per Share Merger Consideration”) and cancelled and ceased to exist.

At the Effective Time, the equity-based awards of the Company outstanding as of immediately prior to the Effective Time were generally subject to the following treatment:

•

each option to acquire shares of Common Stock (a “Company Option”) that was vested immediately prior to the Effective Time was automatically cancelled and converted into the right to receive, on the first regularly scheduled payroll date following the Closing Date (as defined in the Merger Agreement), an amount in cash equal to the product of (1) the total number of shares of Common Stock subject to such Company Option award multiplied by (2) the excess, if any, of (A) the Per Share Merger Consideration over (B) the exercise price per share of Common Stock of such Company Option, without interest and less any withholding taxes; provided, however, that any such vested Company Option for which the exercise price per share of Common Stock was equal to or greater than the Merger Consideration was canceled at the Effective Time without payment of consideration; and

•

each outstanding unvested award of restricted stock of the Company (a “Restricted Share”) was automatically converted into a number of restricted shares of Parent common stock equal to (1) the total number of shares of Common Stock subject to such Restricted Share award immediately prior to the Effective Time, multiplied by (2) the Equity Award Exchange Ratio (as defined in the Merger Agreement).

The equity-based awards of the Company that converted into equity-based awards denominated in Parent common stock are generally subject to the same terms and conditions (including vesting terms) as applied to such award prior to the Effective Time, except to the extent such terms and conditions were rendered inoperative by the Merger or with respect to such other changes that were necessary for the administration of the awards and that were not detrimental to the holder of the award.

The foregoing summary description of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 29, 2022 and is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on February 22, 2023, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that the Merger had closed and requested that Nasdaq (i) suspend trading of the Common Stock on Nasdaq, (ii) withdraw the Common Stock from listing on Nasdaq and (iii) file with the SEC a notification on Form 25 to delist the Common Stock from Nasdaq and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Common Stock will no longer be listed on Nasdaq.

Additionally, the Company intends to file with the SEC a certification and notice on Form 15 under the Exchange Act requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

As of the Effective Time, the stockholders of the Company as of immediately prior to the Effective Time ceased to have any rights as stockholders of the Company other than the right to receive the Per Share Merger Consideration (in accordance with the terms of the Merger Agreement). The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, all of the Company’s existing directors and officers, except Keith G. Myers and Joshua L. Proffitt, ceased serving as directors and officers of the Company in accordance with the terms of the Merger Agreement.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation and its bylaws, as in effect immediately prior to the consummation of the Merger, were each amended and restated in their entirety, effective as of the Effective Time. Copies of the certificate of incorporation and bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of March 28, 2022, by and among LHC Group, Inc., UnitedHealth Group Incorporated and Lightning Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by LHC Group, Inc. on March 29, 2022)

3.1	Amended and Restated Certificate of Incorporation of LHC Group, Inc.
3.2	Amended and Restated Bylaws of LHC Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.

Date: February 22, 2023	By:	/s/ Joshua L. Proffitt
		Name:	Joshua L. Proffitt
		Title:	Chief Executive Officer and Secretary